===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                            INTERLINK ELECTRONICS INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                                                                      [LOGO]
                                                                   INTERLINK
April 25, 2002                                                     ELECTRONICS


Dear Stockholder,

You are cordially invited to the Annual Meeting of the Stockholders of Interlink Electronics, Inc. to be held on June 11, 2002 at 11:00 a.m. Pacific Daylight Time at the Company's corporate offices located at 546 Flynn Road, Camarillo, California. Your attendance will provide you an opportunity to hear management's report on operations and meet with directors and representatives of the Company.

As you are undoubtedly aware, 2001 was a challenging year for all technology companies. The pressures brought about by the ever-worsening global economy combined with the unprecedented acts of terrorism created tremendous uncertainties. As an original equipment manufacturer, our revenue performance generally mirrors the performance of our world-class customers. Overall, I am proud of the Company's ability to quickly respond to this new environment. We implemented numerous innovative programs that resulted in more streamlined operation and improved overall productivity. We remain financially sound and appear to be on track to achieve our strategic and financial objectives.

In the first quarter of 2002, we reported improved revenue and operating results. Most of our OEM customers appear to be rebounding and we continue to make consistent advances in numerous new markets. I look forward to sharing these successes with you in more detail at our upcoming Stockholder Meeting.

The Secretary's Notice of the Meeting and Proxy Statement attached discuss the matters on which action will be taken at the Stockholder Meeting. It is important that your views are represented at the meeting whether or not you are able to attend.

The vote of every stockholder is important. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, by voting by telephone or on the Internet. We have enclosed a postage-paid, pre-addressed envelope as well as detailed instructions on the proxy card for shareholders voting by telephone or Internet to make it convenient for you to vote your shares.

On behalf of the directors and employees of the Company, we value and appreciate your continued support of Interlink Electronics, Inc.

Best regards,


/s/ E. Michael Thoben

E. Michael Thoben
Chairman, CEO & President

                           INTERLINK ELECTRONICS, INC.
                                 546 Flynn Road
                           Camarillo, California 93012
                            _________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 11, 2002
                            _________________________

To the Stockholders of Interlink Electronics, Inc.:

     You are invited to attend the Annual Meeting of Stockholders of Interlink Electronics, Inc., a Delaware corporation. The meeting will be held at the Company's corporate offices at 546 Flynn Road, Camarillo, California on June 11, 2002, at 11:00 a.m., Pacific Daylight Time, for the following purposes:

     1.   To elect two directors to serve a term of three years;

     2. To transact any other business that properly comes before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on April 17, 2002 are entitled to notice of and to vote at the Annual Meeting.

     Your vote is important. You may vote by written proxy, by telephone, or over the Internet. Instructions for voting by telephone and over the Internet are printed on the proxy card. If you choose to vote in writing, please date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

                                        By Order of the Board of Directors


                                        /s/ Paul D. Meyer

                                        Paul D. Meyer
                                        Secretary

Camarillo, California
April 25, 2002

                           INTERLINK ELECTRONICS, INC.
                                 546 Flynn Road
                           Camarillo, California 93012
                            _________________________

                                 PROXY STATEMENT
                            _________________________

     A proxy in the form accompanying this proxy statement is solicited on behalf of the Board of Directors of Interlink Electronics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's corporate offices at 546 Flynn Road, Camarillo, California 93012 on June 11, 2002, at 11:00 a.m., Pacific Daylight Time. This proxy may also be used at any adjournment of the meeting. We are sending this statement and the enclosed proxy form to you on or about April 25, 2002.

Record Date

     Only stockholders of record at the close of business on April 17, 2002 (the "Record Date") are entitled to notice of, and to vote at, the meeting.

Shares Outstanding and Voting Rights

     At the close of business on the Record Date, the Company had 9,758,872 shares of its Common Stock outstanding. Each share of Common Stock issued and outstanding is entitled to one vote on each matter properly presented at the Annual Meeting. There are no cumulative voting rights.

Proxy Procedure

     You may vote by proxy by completing a proxy card and mailing it in the postage-paid envelope, by using a toll-free telephone number, or by voting over the Internet. Please refer to your proxy card or the information forwarded to you by your bank, broker, or other holder of record to see which options are available to you. Your ability to vote by telephone or by the Internet will close at 5:00 p.m. Pacific Daylight Time on June 10, 2002.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. You have three ways to revoke your proxy. First, you may do so in writing by notifying Paul Meyer, the Secretary of the Company, at the Company's address listed above prior to our exercise of the proxy at the Annual Meeting or any adjournment of the meeting. Secondly, you can cast another valid proxy in writing, by telephone or over the Internet. Your vote will be cast in accordance with the latest valid proxy. Finally, the proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. If you choose to vote in person, please let our personnel know that you are revoking a previously given proxy and are now voting in person. A stockholder who attends the meeting need not revoke the proxy and vote in person unless the stockholder wishes to do so, however. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given. If a signed proxy is returned without instructions, it will be voted for the nominee for director and in accordance with the recommendations of management on any other business that may properly come before the meeting or matters incident to the conduct of the meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors currently consists of five directors. Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, each class serving a three-year term with the term of office of one class expiring each year. Messrs. George Gu and E. Michael Thoben, III are the nominees for re-election at this meeting for a three-year term expiring in 2005. If Messrs. Gu and Thoben become unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

     The following table briefly describes the Company's nominee for director and the directors whose terms will continue. Except as otherwise noted, each has held his principal occupation for at least five years.

                                                                     Director      Term
Name, Principal Occupation, Age and Other Directorships               Since       Expires
-------------------------------------------------------               -----       -------
Nominees
--------
George Gu  54 .................................................        1991        2002
  Chairman of GTM (Asia) Investment Holding Limited, a
  privately owned investment company.  Mr. Gu holds a B.S.
  degree from North Carolina State University and an M.B.A.
  degree from Columbia University.

E. Michael Thoben, III  48 ....................................        1990        2002
  President, Chief Executive Officer and Chairman of the
  Board of Directors of the Company. Prior to joining Interlink
  Electronics in 1990, Mr. Thoben held numerous senior
  management positions at Polaroid Corporation for eleven
  years.  Mr. Thoben formerly served on the Board of
  Directors of the American Electronics Association and is
  currently a member of the boards of two privately held
  companies. Mr. Thoben holds a B.S. degree from St. Xavier
  University and has taken graduate management courses at the
  Harvard Business School and The Wharton School of Business.

Continuing Directors
--------------------
Eugene F. Hovanec  50 .........................................        1994        2004
  Vice President and Chief Financial Officer of Vitesse
  Semiconductor Corporation, a manufacturer of digital gallium arsenide integrated circuits.  Mr. Hovanec is a member of the
  AICPA in New York and holds a B.D.A. degree from Pace
  University.

                                                                     Director      Term
Name, Principal Occupation, Age and Other Directorships               Since       Expires
-------------------------------------------------------               -----       -------
Merritt M. Lutz  59 ...........................................        1994        2003
  Chairman of Morgan Stanley Technology Holdings, Inc.
  Mr. Lutz manages the strategic technology investments and
  partnerships for Morgan Stanley Technology Holdings, Inc.
  Previously, he was President of Candle Corporations, a
  worldwide supplier of systems software from 1989 to
  November 1993.  Mr. Lutz also sits on the boards of four
  privately held software companies: Algorithmics, Business
  Engine, ThruPoint and Beacon International. He is a former director of the Information Technology Association of
  America and the NASD Industry Advisory Committee. He
  holds a bachelors and masters degree from Michigan State
  University.

John Buckett II    53 .........................................        2000        2003
  Vice President, Corporate Development at Scientific-Atlanta,
  Inc., a leading supplier of broadband communications systems, satellite-based video, voice and data communications networks and worldwide customer service and support, since 1998.  He is also a member of the Corporate Management Committee of
  Scientific-Atlanta, Inc. From 1995 to 1998, Mr. Buckett
  served as president of the International Division and, before that, as vice president, marketing strategies, for all
  operating units of Scientific-Atlanta, Inc.  He is a member of the Society of Cable Television Engineers and the Cable
  Television Administration and Marketing Society.  Mr. Buckett
  holds a B.S. degree in electrical engineering from the
  Georgia Institute of Technology.

Board Committees and Meetings

     The Board of Directors acted by meeting and by unanimous written consent in lieu of meetings nine times during the last fiscal year. The Board of Directors has three standing committees. Each director participated in at least 75% of the aggregate number of meetings and actions by unanimous written consent of the Board of Directors and at least 75% of each of the meetings of each of the committees of which he was a member.

     The Board maintains a standing Audit Committee, which, in 2001, consisted of Messrs. Hovanec, Buckett and Gu. In 2001, the committee held one meeting in person and three telephonic meetings. All of the members attended each of the four meetings. The Company believes that all three members of the Audit Committee are "independent directors" within the meaning of Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. Pursuant to the written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to corporate accounting, the Company's reporting practices and the quality and integrity of the Company's financial statements; compliance with law and the maintenance of ethical standards by the Company; and the Company's maintenance of effective internal controls. For additional information about the Audit Committee, see "Audit Committee Matters."

     The Board of Directors' Compensation Committee, which is currently comprised of Messrs. Hovanec, Lutz and Gu, reviews the compensation levels of the Company's executive officers and makes recommendations to the Board regarding changes in compensation. The Compensation Committee also administers the Company's stock option plans and recommends grants under the plans to the Board of Directors. See "Compensation of Executive Officers - Report of the Compensation Committee on Executive Compensation" and "- Option Grants in Last Fiscal Year." The Compensation Committee held three meetings during the last fiscal year.

     The Board also maintains a Nominating Committee which is comprised of Messrs. Thoben, Buckett and Lutz. The Nominating Committee makes recommendations to the Board of Directors concerning nominees to the Board of Directors. The Nominating Committee had one meeting in 2001. The Nominating Committee will consider nominees recommended by stockholders of the Company. Recommendations for nominees should be sent to 546 Flynn Road, Camarillo, California 93012,
Attention: Corporate Secretary.

Director Compensation

     Directors are paid a fee of $500 for each Board meeting and committee meeting attended in person and $100 per hour (up to a maximum of $500 per meeting) for each Board meeting attended telephonically. They are also reimbursed for costs incurred attending Board meetings. Any director who is not an employee of the Company and has not, within one year, been an employee of the Company (a "Non-Employee Director") is eligible to receive options under our 1996 Stock Incentive Plan, as amended (the "1996 Plan"). The option price for all options granted to Non-Employee Directors under the 1996 Plan is not less than the fair market value of the Common Stock on the date the option is granted. Each person who becomes a Non-Employee Director is automatically granted an option to purchase 30,000 shares of Common Stock at the time he or she becomes a Non-Employee Director. The 1996 Plan also provides for the automatic, non-discretionary annual grant to all continuing Non-Employee Directors of options to purchase up to 7,500 shares of the Company's Common Stock. The options granted to Non-Employee Directors have a five-year term from the date of grant. Each option becomes exercisable for 33 1/3% of the number of shares covered by the option at the end of each of the first three years of the option term. Options may be exercised while the optionee is a director of the Company, within 30 days after the date the optionee's service as a director is terminated for any reason other than death or disability or prior to the expiration of the options, whichever comes first, or if the optionee's service as a director is terminated as a result of death or disability, within one year after the date of termination or prior to the expiration of the options, whichever comes first. Options are subject to adjustment in the event of certain changes in capital structure of the Company.

Recommendation by the Board of Directors

     The Board of Directors recommends that stockholders vote "for" the election of the nominees named in this proxy statement. If a quorum of stockholders is present at the meeting, the nominees for director who receive the greatest number of votes cast at the meeting will be elected director. We will treat abstentions and broker non-votes as present but not voting.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended December 31, 2001 and has been appointed to act as auditors for the review of the Company's first quarter 2002 results. As a result of the criminal indictment against Arthur

Andersen LLP in connection with the Enron matter and the possibly negative consequences the indictment could have on Andersen's ability to provide audit services, the Audit Committee and the Board of Directors have chosen to delay the decision to choose an auditor for the fiscal year ended December 31, 2002. The Audit Committee is interviewing other auditing firms and plans to make a recommendation to the Board of Directors as soon as possible, but in any event by June 30, 2002.

     Representatives of Arthur Andersen LLP have been invited to attend the Annual Meeting, will be given the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. Pursuant to authority delegated by the Board, the Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. Following such determination by the Committee, issues concerning officer compensation are submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in this approval process. The Committee also is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

         Report of the Compensation Committee on Executive Compensation

     The Company's compensation policies for officers (including the named executive officers) are designed to compensate the Company's executives fairly and to provide incentives for the executives to manage the Company's business effectively for the benefit of its stockholders.

     The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company, and to provide incentives for these executives to achieve high levels of job performance and to strive to enhance stockholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and in similar industries and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the current policy of the Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants.

     Options granted to employees, including executive officers, under the Company's 1996 Stock Incentive Plan generally are intended to qualify as incentive stock options. To the extent, however, that the aggregate fair market value of the stock with respect to which options are exercisable for the first time during any calendar year exceeds $100,000, the options will be treated as nonqualified stock options. The Company receives no tax deduction from the exercise of an incentive stock option unless the optionee disposes of the acquired shares before satisfying certain holding periods. The Committee believes the grant of incentive stock options, despite the general nondeductibility, benefits the Company by encouraging the long-term ownership of the Company's stock by officers and other employees.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its five most highly compensated officers in any year. The levels of salary and bonus paid by the Company generally do not exceed this limit. However, upon exercise of nonqualified stock options, the excess of current market price over the option price (the "option spread") is treated as compensation. In addition, if the holder of an incentive stock option disposes of stock received upon exercise of the option before satisfying certain holding period requirements, the optionee will recognize ordinary compensation income for the year of disposition equal to the lesser of the option spread and the amount of gain realized by the optionee upon disposition. Under Internal Revenue Service regulations, the $1,000,000 cap on deductibility will not apply to option spread compensation from the exercise of either a nonqualified stock option or a disqualifying disposition of an incentive stock option if such exercise meets certain performance-based requirements. One of the performance-based requirements is that an option grant to any individual may not exceed a stockholder-approved maximum number of shares. The Company exceeded the previously approved 75,000 share annual maximum with respect to certain employees in 1998. Accordingly, the option spread compensation from an exercise (in the case of nonqualified stock options) of those options generally would be treated as compensation for tax purposes and taken into account in determining the $1,000,000 cap on deductibility. The stockholders increased the maximum number of shares to 100,000 in 1999 and then to 300,000 in 2001.

     Executive Officer Compensation Program. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

     Salary. The Company attempts to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the computer electronics and technology industries. In determining individual salaries within the established ranges, the Committee takes into account individual experience, job responsibility and individual performance during the prior year. The Committee does not assign a specific weight to each of these factors in establishing individual base salaries. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the factors described above.

     In determining 2001 salaries, the Committee compared the proposed salaries to the ranges established in fiscal 2000, reviewed salaries of executives of similar companies and made specific adjustments as determined by the Committee to be appropriate in the circumstances.

     Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive to executives and other employees to achieve predetermined Company performance objectives. The Company currently has one cash bonus plan covering the executive officers of the Company.

     Performance objectives for the Company as a whole are determined at the beginning of each fiscal year during the annual budgeting process and are approved by the Board of Directors. These objectives are based upon competitive conditions and general economic circumstances then prevailing in the industries in which the Company does business. Eligibility of an executive officer for a bonus is generally dependent upon the achievement of the predetermined performance objectives established pursuant to the bonus plan. Target bonus amounts are established by the Committee for each executive officer at the beginning of each fiscal year at a percentage of the executive officer's base salary, which in fiscal 2001 was 20% of base salary. If the predetermined performance goals are met, a preliminary bonus amount is calculated under the bonus formula up to a maximum of the target bonus amount. The final bonus amount paid to an eligible executive officer is determined by the Committee, which has discretion to increase or decrease the formula-derived figure within certain limits based upon the Committee's assessment of the individual's performance and to pay special bonuses in extraordinary circumstances as judged by the Committee.

     No cash bonuses were awarded in 2001. The Committee based its decision on the formula derived according to the bonus plan. The formula employed contains an objective component, linked to the Company's revenue growth and profitability, as well as a subjective component, based upon the Committee's assessment of the individual officer's relative contribution to the Company as a whole. Awarded bonuses, if any, are typically paid in the first quarter of the following fiscal year.

     Stock Options. Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and stockholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's 1996 Stock Incentive Plan, the Board of Directors or the Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of options to purchase the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant (the last sale price as reported on the Nasdaq National Market on the date of grant). Starting in 2000, the Company's options generally vest ratably on a monthly basis for three succeeding years. Prior to 2000, the Company's options generally vested 25% on the grant date and the remainder vested ratably on a monthly basis thereafter for the three succeeding years. Stock options generally have a five-year term but terminate earlier if employment is terminated. Option grants to executive officers depend upon the level of responsibility and position, the Committee's subjective assessment of performance, the number of options granted in the past and the exercise price of such grants, among other factors. In fiscal 2001, the Board of Directors, upon recommendation of the Committee, made the following grants of options to purchase Company Common Stock to executive officers of the Company: E. Michael Thoben, III, 285,000 shares; Paul D. Meyer, 142,500 shares; and Mike W. Ambrose, 131,000 shares. The Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

     Chief Executive Officer Compensation. The Committee determined the Chief Executive Officer's compensation for fiscal 2001, with the final approval of the Board of Directors, employing the same criteria that it used to set compensation for other executive officers. The Chief Executive Officer's base salary was determined based upon a review of both the salaries of chief executive officers for companies of comparable size and in comparable industries and the Chief Executive Officer's performance. Option grants in fiscal 2001 were determined under the criteria described under "Stock Options," above.

                                             Compensation Committee for 2001

                                                  Merritt Lutz, Chair
                                                  Eugene Hovanec
                                                  George Gu

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Hovanec, Gu and Lutz. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Summary Compensation Table

     The following table sets forth a summary of all compensation paid to the Chief Executive Officer of the Company and the two other executive officers of the Company for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years. The option numbers have been adjusted retroactively to reflect the three-for-two stock dividend to all stockholders of record on March 20, 2000.

                                                                                Long-Term
                                                                               Compensation
                                                                               ------------
                                                                                Securities
                                         Annual Compensation   Other Annual     Underlying
Name and Principal Position     Year     Salary   Bonus/(1)/   Compensation     Options (#)
---------------------------     ----     ------   ----------   ------------     ----------
E. Michael Thoben, III ......   2001   $214,375     $    -0-   $47,285/(2)/    285,000
  Chairman of the Board,        2000    240,000       60,000         -          90,000
   President and Chief          1999    205,273       50,400         -          75,000
   Executive Officer

Paul D. Meyer ...............   2001   $147,508     $    -0-         -         142,500
  Chief Financial Officer       2000    135,000       33,600         -          45,000
                                1999    117,500       28,800         -          37,500

Mike W. Ambrose .............   2001   $131,250     $    -0-         -         131,000
   Sr. Vice President,          2000    115,000       24,000         -          37,500
     Technology and             1999     97,917       10,000         -          37,500
      Product Development

------------------

/(1)/ Bonuses listed are paid in the succeeding fiscal year. See "Report of Compensation Committee on Executive Compensation-Executive Officer Compensation Program-Cash Bonuses."

/(2)/ The Company reimbursed Mr. Thoben $47,285 for the use of his personal airplane to transport him on Company business.

Option Grants in Last Fiscal Year

     The following table provides information regarding grants of stock options to the named executive officers in 2001.

                                                   Individual Grants
                           -----------------------------------------------------------------
                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                  Percent of Total                             Annual Rates of Stock
                                                       Options                                Price Appreciation for
                                 Number of             Granted       Exercise                     Option Term(4)
                           Securities Underlying    to Employees     Price Per   Expiration       --------------
Name                        Options Granted(1)    in Fiscal Year(2)    Share       Date(3)        5%         10%
----                        ------------------    -----------------  ---------   -----------  ---------   ---------
E. Michael Thoben, III ...        135,000               6.1%           $6.875      2/21/06    $ 256,424   $ 566,630
                                  112,500               5.1%            2.400      10/1/06       74,596     164,838
                                   37,500               1.7%            4.420     12/20/06       45,794     101,192

Paul D. Meyer ............         67,500               3.1%            6.875      2/21/06      128,212     283,315
                                   56,250               2.5%            2.400      10/1/06       37,298      82,419
                                   18,750               0.8%            4.420     12/21/06       22,897      50,596

Mike W. Ambrose ..........         56,000               2.5%            6.875      2/21/06      106,368     235,046
                                   56,250               2.5%            2.400      10/1/06       37,298      82,419
                                   18,750               0.8%            4.420     12/20/06       22,897      50,596

-------------------

(1)  These options were granted pursuant to the 1996 Plan.

(2) In fiscal 2001, the Company granted options to purchase a total of 2,209,750 shares of its Common Stock under the 1996 Plan, and this number is used in calculating the percentages set forth in this column.

(3) Options granted under the 1996 Plan generally expire on the fifth anniversary of the date of grant. Unless otherwise determined by the Board of Directors, options granted under the 1996 Plan expire prior to the fifth anniversary of grant (i) if the optionee's employment (or service as a director, as applicable) is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised prior to the expiration date of the option or within 30 days after the date of termination, whichever comes first, or
     (ii) if the optionee's employment (or service as a director, as applicable) terminates because of death or disability, options vested but unexercised at the date of termination may be exercised within 12 months after the date of termination. If employment (or service as director, as applicable) is terminated by death of the optionee, the option generally may be exercised by persons to whom the optionee's rights pass by will or the laws of descent or distribution.

(4) The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation. Value shown is net of exercise costs.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table indicates (on an aggregated basis) (i) stock options exercised by named executive officers during fiscal 2001, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of the Company's fiscal yearend, December 31, 2001, and (iii) the value of "in-the-money" options at December 31, 2001.

                                                                                      Value of Unexercised
                                                        Number of Unexercised         In-the-Money Options
                               Shares                    Options at Year-End             At Year-End(1)
                              Acquired      Value     --------------------------   --------------------------
Name                         On Exercise   Realized   Exercisable  Unexercisable   Exercisable  Unexercisable
----                         -----------   --------   -----------  -------------   -----------  -------------
E. Michael Thoben,III ....        -           -         635,688       276,883       $1,256,720     $208,970
Paul D. Meyer ............        -           -         224,765       138,442          395,943      104,485
Mike W. Ambrose ..........        -           -          76,042       129,458           34,128      104,350

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 2001, based on the last sale price of $4.33 per share of Common Stock on that date as reported by the Nasdaq National Market and the exercise price of the options, multiplied by the applicable number of options.

Performance Graph

     The following line graph provides a comparison of the annual percentage change in the Company's cumulative total stockholder return on its Common Stock to the cumulative total return of the Nasdaq Composite Index and a peer group consisting of companies included in the Nasdaq Computer Manufacturers Index. The comparison assumes $100 was invested on January 1, 1997 in the Company's Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

                              Interlink Electronics
                     Cumulative Total Return To Stockholders
                               1/1/97 - 12/31/01
                                   (in $100's)


                                    [GRAPH]

                                 12/29/2001   9/29/2001   6/30/2001   3/31/2001   12/29/2000   9/29/2000   6/30/2000   3/31/2000
Interlink Electronics            1.08         0.54        2.03        0.92        3.17         4.84        10.47       15.9
Nasdaq US                        1.53         1.18        1.7         1.44        1.93         2.88        3.13        3.6
Nasdaq Computer Manufacturers    2.17         1.41        2.43        2.24        3.14         6.18        6.06        6.98

                                 12/31/1999   9/30/1999   6/30/1999   3/31/1999   12/31/1998   9/30/1998   6/30/1998   3/31/1998
Interlink Electronics            9.79         1.34        1.66        0.84        0.75         0.42        0.77        0.91
Nasdaq US                        3.21         2.17        2.12        1.94        1.73         1.33        1.47        1.43
Nasdaq Computer Manufacturers    5.57         3.74        3.29        2.96        2.63         1.93        1.76        1.49

                                 12/31/1997   9/30/1997   6/30/1997   3/31/1997   12/31/1996
Interlink Electronics            0.74         1.52        1.17        0.96        1
Nasdaq US                        1.22         1.31        1.12        0.95        1
Nasdaq Computer Manufacturers    1.21         1.36        1.09        0.84        1

                             AUDIT COMMITTEE MATTERS

     The Board of Directors has approved and adopted a written Audit Committee Charter, a copy of which is attached to our 2001 Proxy Statement and can be accessed on-line through www.sec.gov.

     Report of the Audit Committee

     In connection with the Company's audited financial statements for the year ended December 31, 2001, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                                  Audit Committee for 2001
                                                  Eugene F. Hovanec, Chairman
                                                  George Gu
                                                  John Buckett

Principal Accounting Firm Fees

     The Company incurred the following fees for services performed by the Company's principal accounting firm, Arthur Andersen LLP, in fiscal 2001:

     Audit fees               $  65,650/(1)/
     Financial information
       systems design and
       implementation fees    $       -
     All other fees           $   4,200
                              ---------

     Total                    $  69,850
                              =========

     /(1)/ Fees for the audit of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information as of March 15, 2002 with respect to the beneficial ownership of the Common Stock by each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than five percent of the Common Stock; each of the directors and the nominees for director; each of the named executive officers; and all of the Company's named executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of March 15, 2002 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person. Except as otherwise noted, the address for each stockholder named below is: c/o Interlink Electronics, 546 Flynn Rd., Camarillo, CA 93012.

                                                                    Amount and
                                                                     Nature of
                                                                    Beneficial    Percent
Name and Address of Beneficial Owner                              Ownership(1)   Of Class
------------------------------------                              ------------   --------
E. Michael Thoben, III .......................................      701,905(2)       6.7%
George Gu ....................................................      319,898(3)       3.3%
Paul D. Meyer ................................................      247,996(4)       2.5%
Eugene F. Hovanec ............................................       97,883(5)         *
Michael W. Ambrose ...........................................       93,217(6)         *
Merritt M. Lutz ..............................................       71,749(7)         *

John Buckett II ..............................................       28,749(8)         *
Royce & Associates, Inc. .....................................      566,500(9)       5.8%
1414 Avenue of the Americas
New York, NY 10019
All executive officers and directors as a group (7 people) ...    1,561,397(8)      14.3%

*Less than 1%

--------------------

(1) Except as modified by applicable community property laws or as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder's name.

(2) Consists of 42,259 shares of Common Stock and options to purchase 659,646 shares of Common Stock.

(3) Includes 271,899 shares of Common Stock held by Force Sensor Investment Corporation, which is owned by Mr. Gu's family, and options granted to Mr.Gu to purchase 47,999 shares of Common Stock.

(4) Consists of 11,251 shares of common stock and options to purchase 236,745 shares of Common Stock.

(5) Consists of 30,251 shares of Common Stock and options to purchase 67,632 shares of Common Stock. All shares of Common Stock are jointly held with his wife, Victoria Hovanec.

(6) Consists of 6,251 shares of Common Stock and options to purchase 86,966 shares of Common Stock.

(7) Consists of 6,251 shares of Common Stock and options to purchase 65,498 shares of Common Stock.

(8) Consists of 6,251 shares of Common Stock and options to purchase 22,498 shares of Common Stock.

(9)  Based solely on Schedule 13G dated February 7, 2002.

(10) Consists of 374,413 shares of Common Stock and options to purchase 1,186,984 shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 11, 2001, E. Michael Thoben, III, our President and Chief Executive Officer, Paul D. Meyer, our Chief Financial Officer, and Michael W. Ambrose, our Senior Vice President, Technology and Product Development, delivered secured promissory notes to the Company as payment for profits required to be disgorged to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934. The principal amount owed by each person as of June 11, 2001 pursuant to each promissory note was: Mr. Thoben -- $132,652; Mr. Meyer -- $132,109; and Mr. Ambrose -- $104,050. These principal amounts corresponded to the amount of profit realized by each of Messrs. Thoben, Meyer and Ambrose as a result of open market purchases and sales of the Common Stock between October 2000 and April 2001. The principal amount of each note constitutes the largest aggregate amount of indebtedness outstanding at any time during fiscal 2001. Each promissory note bears interest at the rate of 7% per annum and is secured by options which had a value as of June 11, 2001 equal to 150% of the principal amount due under the note.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of the Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with, except that E. Michael Thoben, III, Paul D. Meyer, Mike W. Ambrose, George Gu, Eugene F. Hovanec and Merritt M. Lutz each filed a Form 5, Annual Statement of Changes in Beneficial Ownership, late.

                                  ANNUAL REPORT

      We have included a copy of the Company's Annual Report on Form 10-K.


                         METHOD AND COST OF SOLICITATION

     The Company will pay the cost of preparing and mailing the proxies, the proxy statements and any other materials furnished to the stockholders. In addition to soliciting by mail, the Company's directors, officers and employees, without additional compensation, may request the return of proxies in person or by telephone. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

                     OTHER BUSINESS/DISCRETIONARY AUTHORITY

     The Board of Directors does not intend to present any business for action at the meeting other than the election of directors, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors.

     For this year's Annual Meeting of Stockholders, if notice of a stockholder proposal to be raised at the Annual Meeting was received at the principal executive offices of the Company after March 27, 2002, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders. If notice of any stockholder proposal to be raised at next year's Annual Meeting of Stockholders is received by the Company at its principal executive offices after March 11, 2003, then proxy voting on that proposal when and if raised at the 2003 Annual Meeting, will be subject to the discretionary voting authority of the designated proxy holders.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposals to be considered for inclusion in next year's proxy materials must be received by December 26, 2002 at the Company's principal executive offices. Stockholders' proposals, should be sent to the Secretary, Interlink Electronics, Inc., 546 Flynn Road, Camarillo, California 93012.

     Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope.

                                        By Order of the Board of Directors


                                        /s/ Paul D. Meyer

                                        Paul D. Meyer
                                        Secretary

PROXY

                           INTERLINK ELECTRONICS, INC.
                          Annual Meeting, June 11, 2002

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints E. Michael Thoben, III, and Paul D. Meyer, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of stockholders of Interlink Electronics, Inc. (the "Company") on June 11, 2002 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1.   Election of Directors:    [_]  FOR all nominees except as
                                    marked to the contrary below.

                               [_]  WITHHOLD AUTHORITY to vote for all
                                    nominees listed below.

     (Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

     George Gu, E. Michael Thoben, III

2. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


                 (Continued and to be signed on the other side.)

     The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of the directors. The proxies may vote in their discretion as to other matters that may come before this meeting.

                              Shares:

                              Date:_______________________________, 2002


P                             Name:_____________________________________
R
O
X                             Signature(s):_____________________________
Y                                           Signature or Signatures


                              Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

                              The Annual Meeting of Stockholders of Interlink Electronics, Inc. will be held on June 11, 2002 at 11:00 a.m., Pacific Daylight Time, at the Company's corporate offices located at 546 Flynn Road, Camarillo, California 93012.

     Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.